Exhibit 99.1

BioDelivery Sciences Reports Strong First Quarter 2019 Results and Raises BELBUCA® Full-Year Expectations

BELBUCA® Net Sales Increased by 134% versus Prior Year to All-time High of $18.7 million

Symproic® Acquisition and Commercial Integration Successfully Completed

Company Raises Full-Year BELBUCA Net Sales Expectations to $83 - $88 Million

Confirms Full-Year Net Sales Expectations of $92 - $100 Million Including Symproic

Conference Call and Webcast scheduled for 4:30 PM ET Today

Raleigh, North Carolina – May 6, 2019 — BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a rapidly growing commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions, today reported strong financial results for the first quarter ended March 31, 2019, as well as the following operational and performance highlights:

Key Business Highlights:

•

BELBUCA® (buprenorphine buccal film) CIII prescription growth experienced an all-time year-over-year record increase of 141% as well as a 16% increase versus prior quarter. The 65,230 prescriptions during the quarter also represents a record level for any three-month period.

•

Total company revenue increased by 75% versus prior year to an all-time high of $19.8 million. Growth versus prior year was driven by strength of BELBUCA performance, partially offset by decline in Bunavail sales and timing of ex-US royalties.

•	Achieved record quarter over quarter growth in unique prescribers during the first quarter, reaching an all-time high of nearly 6,000.

•	Acquired rights to commercialize Symproic® (naldemedine) tablets 0.2 mg in the U.S. on April 4, with BDSI’s sales force fully trained and actively promoting Symproic as of May 2.

•	Successfully raised $50 million of gross proceeds in an underwritten public equity offering in April.

“We had an outstanding start to the year as demonstrated by the continued strong growth momentum of BELBUCA and the recent acquisition of Symproic,” stated Herm Cukier, Chief Executive Officer of BDSI. “The ability to seamlessly acquire and integrate a new product into our portfolio while achieving record-setting sales performance is a testament to the strong operational capabilities of our organization and gives me utmost confidence in our ability to sustain growth momentum for rest of year.”

The company has increased its expectations for full-year 2019 BELBUCA net sales to $83 - $88 million from previous level of $80 - $85 million. The company also reiterated its total 2019 net sales expectations of $92 - $100 million, including Symproic 2019 net sales expectations of $7 - $9 million, and the expectation to have positive cash flow from operations by year end.

First Quarter 2019 Financial Results

Total Net Revenue. Total net revenue for the first quarter ended March 31, 2019, was $19.8 million, an increase of 10% compared to $18.0 million in the fourth quarter of 2018, and an increase of 75% compared to $11.3 million in the first quarter of 2018.

BELBUCA Net Sales. BELBUCA net sales in the first quarter ended March 31, 2019, was $18.7 million, an increase of 18% compared to $15.9 million in the fourth quarter 2018, and an increase of 134% compared to $8.0 million in the first quarter 2018.

Total Operating Expenses. Total operating expenses for the first quarter ended March 31, 2019, were $17.0 million, compared to $18.5 million in the fourth quarter of 2018, and $16.0 million in the first quarter of 2018.

Net Loss. Net loss for the first quarter ended March 31, 2019 was $3.8 million, or ($0.05) per share, compared to a loss of $7.0 million, or ($0.10) per share in the fourth quarter of 2018 and a loss of $10.7 million or ($0.18) per diluted share in the first quarter of 2018.

Conference Call & Webcast Details

BioDelivery Sciences will host a conference call and webcast today, May 6, 2019, at 4:30 p.m. ET to present first quarter 2019 results and to provide a business update. Dial-in details are as follows:

Conference Call Dial-In & Webcast Information:

Date:	Monday, May 6, 2019
Time:	4:30 PM Eastern Time
Domestic:	877-407-0789
International:	201-689-8562
Passcode:	13690336

Webcast:	http://public.viavid.com/index.php?id=134355

ABOUT BIODELIVERY SCIENCES INTERNATIONAL, INC.

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a rapidly growing commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs. BDSI’s marketed products and those in development address serious and debilitating conditions such as chronic pain, breakthrough cancer pain, opioid dependence, and opioid induced constipation. For more information, please visit us at www.bdsi.com or follow us on Facebook.com/BioDeliverySI or Twitter BDSI @BioDeliverySI.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This press release and any statements of employees, representatives, and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the continued growth in BELBUCA net revenues and total net revenues in 2019 and the implementation and success of our Symproic strategic plan) may differ materially from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control) including those set forth in our 2018 annual report on Form 10-K filed with the US Securities and Exchange Commission and subsequent filings. BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

© 2019 BioDelivery Sciences International, Inc. All rights reserved.

BIODELIVERY SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. DOLLARS, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash	$41,329	$43,822
Accounts receivable, net.	16,008	13,627
Inventory, net	7,259	5,406
Prepaid expenses and other current assets	2,970	3,188

Total current assets	67,566	66,043

Property and equipment, net	3,952	3,072
Goodwill	2,715	2,715
BELBUCA license and distribution rights, net	34,875	36,000
Other intangible assets, net	539	703

Total assets	$109,647	$108,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,484	$21,539

Total current liabilities	23,484	21,539

Notes payable, net	52,286	51,652
Other long-term liabilities	6,355	5,600

Total liabilities	82,125	78,791

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, 5,000,000 shares authorized; Series A Non-Voting Convertible Preferred Stock. $.001 par value, 2,093,155 shares outstanding at both March 31, 2019 and December 31, 2018, respectively; Series B Non-Voting Convertible Preferred Stock, $.001 par value, 2,400 and 3,100 shares outstanding at March 31, 2019 and December 31, 2018, respectively.	2	2

Common Stock, $.001 par value; 125,000,000 shares authorized at March 31, 2019 and December 31, 2018, respectively; 75,333,254 and 75,793,725 shares issued;75,317,763 and 70,778,234 shares outstanding at March 31, 2019 and December 31, 2018, respectively.	74	71
Additional paid-in capital	382,614	381,004
Treasury stock, at cost, 15,491 shares	(47)	(47)
Accumulated deficit	(355,121)	(351,288)

Total stockholders’ equity	27,522	29,742

Total liabilities and stockholders’ equity	$109,647	$108,533

BIODELIVERY SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. DOLLARS, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ending March 31,
	2019	2018
Revenues:
Product sales	19,759	9,838
Product royalty revenues	2	440
Contract revenue	8	1,003

Total Revenues	19,769	11,281

Cost of sales	4,052	3,415

Expenses:
Research and development:	—	2,484
Selling, general and administrative	16,989	13,505

Total expenses	16,989	15,989

Loss from operations	(1,272)	(8,123)

Interest expense, net	(2,561)	(2,505)
Other expense, net	—	(7)

Loss before income taxes	$(3,833)	$(10,635)

Income tax expense	—	(74)

Net loss attributable to common stockholders	$(3,833)	$(10,709)

Basic and diluted:
Weighted average common stock shares outstanding	71,344,831	58,062,997

Basic and diluted loss per share	$(0.05)	$(0.18)

BIODELIVERY SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. DOLLARS, IN THOUSANDS)

	Three Months Ending March 31,
	2019	2018
Operating activities:
Net loss	$(3,833)	$(10,709)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation	85	230
Accretion of debt discount and loan costs	634	625
Amortization of Intangible Assets	1,289	1,289
Provision (benefit) for inventory obsolescence	149	(66)
Stock based compensation expense	1,141	2,921
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(2,381)	864
Inventories	(2,002)	716
Prepaid expenses and other assets	218	782
Accounts payable and accrued expenses	1,814	(3,413)
Deferred revenue	—	—

Net cash flows from operating activities	(2,886)	(6,761)

Investing activities:
BELBUCA Acquisitions	—	(1,951)
Purchase of equipment	—	(73)
Disposal of property and equipment	(79)	—

Net cash flows from investing activities	(79)	(2,024)

Financing activities:
Proceeds from exercise of stock options	472	130
Payment of deferred financing fees	—	(450)

Net cash flows from (used in) by financing activities	472	(320)

Net change in cash and cash equivalents	(2,493)	(9,105)
Cash and cash equivalents at beginning of year	43,822	21,195

Cash and cash equivalents at end of year	$41,329	$12,090

Cash paid for interest	$1,931	$1,880